Exhibit 99.1

Sientra Announces Return of All Products to U.S. Market

SANTA BARBARA, Calif., February 8, 2016 – Sientra, Inc. (NASDAQ:SIEN) (“Sientra” or the “Company”), a medical aesthetics company, today announced all of its medical devices, including all Sientra breast implant products, will return to the U.S. market beginning March 1, 2016.

Sientra is taking this action subsequent to the completion of extensive independent, third-party testing and analyses of its products in the U.S. Under worst-case testing conditions, the products exhibit a high safety margin compared to numerous U.S. and international standards for medical device and materials safety.  The conclusive results of our testing indicate no anticipated significant safety concerns with the use of Sientra products, including our breast implants, consistent with their approval status since 2012.

Jeffrey Nugent, Chairman and Chief Executive Officer of Sientra, said, “We are extremely pleased to return our products to the U.S. market where we can once again provide choice to board-certified plastic surgeons. Our decision to place the voluntary hold on Sientra products was difficult, but we felt it was the responsible action to take at the time amid the speculation, to ensure that Sientra products remain a safe choice for our customers and their patients. Following the results of independent, third-party testing, we are more confident than ever in the safety of our devices, and specifically our breast implant products, which are further supported by our 9-year clinical study data to be published in April of 2016. In terms of the confirmation of our manufacturing supply initiatives, we are confident that our resupply process will be in place in sufficient time to assure our customers of uninterrupted supply.”

Sientra has also sent a letter to its surgeons informing them of the Company’s market re-entry plans. A copy of that letter can be found in the Investor Relations section of Sientra’s web site.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company committed to making a difference in patients’ lives by enhancing their body image, growing their self-esteem and restoring their confidence. The Company was founded to provide greater choice to board-certified plastic surgeons and patients in need of medical aesthetics products. The Company has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company sells its breast implants and breast tissue expanders exclusively to board-certified and board-admissible plastic surgeons and tailors its customer service offerings to their specific needs. The Company also offers a range of other aesthetic and specialty products.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to, among other things, the future performance of Sientra that are based on management’s current assumptions and expectations of future events and involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding: the exact date that Sientra’s products will return to the U.S. market, the interpretation of the results of the third-party independent testing of Sientra’s products, actions that the FDA may take in response to such matters and the timing and availability of sources of supply. Such statements are subject to risks and uncertainties. The Company’s business, strategy, operations or financial performance, and actual results may differ materially from those predicted or implied. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements.

More information about factors that could cause actual results to differ materially from those contemplated in this press release can be found under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Quarterly Report on Form 10-Q at http://investors.sientra.com/financial-info/sec-filings/default.aspx or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof, and except to the extent required by law, Sientra assumes no obligation to update such statements.

Contact

Investor Contacts:

The Ruth Group

Nick Laudico / Brandon Vazquez

(646) 536-7030 / 7032

IR@Sientra.com